EXHIBIT 99

Constellation Energy Reports Strong

First Quarter Earnings

Significant Growth in Competitive Supply and Productivity Savings

BALTIMORE, April 27, 2005 - Constellation Energy (NYSE: CEG) today reported earnings of $0.68 per share for the three months ending March 31, 2005, compared to the $0.39 per share earned during the same period last year.  Excluding special items, Constellation Energy earned $0.67 per share, compared to $0.65 per share in the first quarter of 2004.  The company’s earnings guidance range provided in January was $0.47 - $0.62 per share.

“Our performance during the first quarter builds on our record of solid market execution and operational excellence,” said Mayo A. Shattuck, III, chairman, president and chief executive officer of Constellation Energy.  “A clear indicator of this success is the exceptional performance throughout our nuclear fleet, where we recently completed two refueling outages in record time.  With the successful completion of these key outages, we’re well positioned to deliver on our 2005 productivity target of $80 million.

“Competitive supply continues to show strong momentum as well.  NewEnergy is growing market share and now counts 68 of the FORTUNE 100 as customers.  Eighty-six percent of all customers with expiring contracts opted to renew with NewEnergy.  The wholesale competitive supply business had a successful auction season.  On both our wholesale and retail platforms, we are growing and leveraging scale.  With our success in the first quarter, we remain confident in our guidance range of $3.35 to $3.60 earnings per share for 2005.”

The following table summarizes both earnings per share excluding special items and earnings per share reported in accordance with generally accepted accounting principles (GAAP) for the three months ended March 31, 2005 and 2004:

	Three Months Ended March 31,
	2005		2004
	Reported	EPS	Reported	EPS
	GAAP	Excluding	GAAP	Excluding
EARNINGS PER COMMON SHARE	EPS*	Special Items	EPS*	Special Items
Baltimore Gas and Electric	$0.40	$0.40	$0.43	$0.43
Merchant Energy	0.27	0.27	0.22	0.22
Other Nonregulated	—	—	—	—
Diluted Earnings Per Share from Continuing Operations	0.67	0.67	0.65	0.65

Income from Discontinued Operations Assuming Dilution- Oleander	0.01	—	0.01	—
Loss from Discontinued Operations Assuming Dilution - Puna	—	—	(0.27)	—
Diluted Earnings Per Share	$0.68	$0.67	$0.39	$0.65

* Unaudited.

Baltimore Gas and Electric (BGE)

BGE reported earnings of $0.40 per share for the first quarter of 2005, consistent with the $0.36 - $0.41 earnings per share guidance range provided in January and $0.03 lower than the $0.43 per share earned for the first quarter of 2004.  Benefits from customer growth in gas and electric distribution were essentially offset by higher operating costs and spending to enhance system reliability.  Earnings per share were down primarily due to the effect of dilution associated with incremental shares outstanding.

Merchant Energy

For the first quarter of 2005, our merchant energy business earned $0.27 per share.  These results were above the $0.10 - $0.25 per share earnings guidance range and above the $0.22 per share earned during the first quarter of 2004.  Constellation Energy Commodities Group’s new business was strong, and our generation fleet showed core operational improvement.  These favorable items were partially offset by lower scheduled first quarter wholesale backlog realization, a hedge recognition mismatch, and the timing of nuclear plant refueling outages, where more outage time was scheduled in the first quarter of 2005 than the same period last year.

The March 2005 Financial Statements and selected supplemental information are attached.

Earnings Excluding Special Items

Constellation Energy presents earnings excluding special items in addition to its reported earnings per share in accordance with generally accepted accounting principles (reported GAAP EPS).  Earnings excluding special items is a non-GAAP financial measure that differs from reported GAAP EPS because it excludes the cumulative effects of changes in accounting principles, losses from discontinued operations, and other special items (which we define as significant items that are not related to our ongoing, underlying business or which distort comparability of results) included in operations.  We present earnings excluding special items because we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP.  We believe such a measure provides a picture of our results that is comparable among periods since it excludes the impact of items such as workforce reduction costs, which may recur occasionally, but tend to be irregular as to timing, thereby distorting comparisons between periods.  However, investors should note that these non-GAAP measures involve judgments by management (in particular, judgments as to what is or is not classified as a special item).  These non-GAAP measures are also used to evaluate management’s performance and for compensation purposes.

Constellation Energy also provides its earnings guidance in terms of earnings excluding special items.  Constellation Energy is unable to reconcile its 2005 earnings guidance excluding special items to GAAP earnings per share because we do not predict the future impact of special items due to the difficulty of doing so.  The impact of special items could be material to our operating results computed in accordance with GAAP.

SEC Filings

The Company plans to file its Form 10-Q for the three months ended March 31, 2005 on or about May 9, 2005.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934.  These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project.  For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our Form 10-K under the forward-looking statements section.

Conference Call April 27, 2005

Constellation Energy will host a conference call at 8:30 a.m.  EDT on April 27, 2005, to review its results.  To participate, investors, analysts, and members of the media in the United States may dial 1-800-862-9098 shortly before 8:30 a.m.  The international dial-in number is 1-785-424-1051.  The conference call host is Constellation Energy, and the password is “Energy.”  A replay of the call will be available for one week.  The replay number is 1-888-562-3376; the number for international callers is 1-402-220-1185.  A live audio webcast of the conference call, as well as presentation slides and the first quarter 2005 earnings press release will be available on the Investor Relations page of the company Web site, www.constellation.com.  The reference to our Web site is an active textual reference and the contents of our Web site are not part of this press release.

About Constellation Energy

Constellation Energy (http://www.constellation.com ), a FORTUNE 200 company based in Baltimore, is the nation’s largest competitive supplier of electricity to large commercial and industrial customers and the nation’s largest wholesale power seller.  Constellation Energy also manages fuels and energy services on behalf of energy intensive industries and utilities.  It owns a diversified fleet of more than 100 generating units located throughout the United States, totaling approximately 12,500 megawatts of generating capacity. The company delivers electricity and natural gas through the Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland.  In 2004, the combined revenues of the integrated energy company totaled $12.5 billion.

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Constellation Energy Group and Subsidiaries

Consolidated Statements of Income (Unaudited)

	Three Months Ended
	March 31,
	2005	2004
	(In Millions, Except Per Share Amounts)
Revenues
Nonregulated revenues	$2,773.7	$2,227.3
Regulated electric revenues	491.5	484.4
Regulated gas revenues	364.6	317.9
Total revenues	3,629.8	3,029.6

Expenses
Purchased fuel and energy expenses	2,716.4	2,201.5
Operating expenses	465.3	399.0
Depreciation and amortization	133.7	121.6
Accretion of asset retirement obligations	15.1	11.2
Taxes other than income taxes	68.5	64.0
Total expenses	3,399.0	2,797.3
Income from Operations	230.8	232.3
Other Income	10.3	4.6
Fixed Charges
Interest expense	81.3	84.8
Interest capitalized and allowance for borrowed funds used during construction	(3.0)	(2.6)
BGE preference stock dividends	3.3	3.3
Total fixed charges	81.6	85.5
Income from Continuing Operations Before Income Taxes	159.5	151.4
Income Taxes	39.2	41.1
Income from Continuing Operations	120.3	110.3
Income from discontinued operations associated with our Oleander plant, net of income taxes of $0.3 and $1.4, respectively	0.4	2.2
Loss from discontinued operations associated with our Hawaiian Geothermal Power Plant, net of income taxes of $23.8	—	(46.3)
Net Income	$120.7	$66.2

Earnings Applicable to Common Stock	$120.7	$66.2

Average Shares of Common Stock Outstanding - Basic	176.8	168.1
Average Shares of Common Stock Outstanding - Diluted	178.6	169.2

Earnings Per Common Share from Continuing Operations -Basic	$0.68	$0.65
Income from discontinued operations associated with our Oleander plant - Basic	—	0.01
Loss from discontinued operations associated with our Hawaiian Geothermal Power Plant - Basic	—	(0.27)
Earnings Per Common Share - Basic	$0.68	$0.39

Earnings Per Common Share from Continuing Operations - Diluted	$0.67	$0.65
Income from discontinued operations associated with our Oleander plant - Diluted	0.01	0.01
Loss from discontinued operations associated with our Hawaiian Geothermal Power Plant - Diluted	—	(0.27)
Earnings Per Common Share - Diluted	$0.68	$0.39

Certain prior-period amounts have been reclassified to conform with the current period’s presentation.

Constellation Energy Group and Subsidiaries

Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
	2005	2004
	(In Millions)
ASSETS
Current Assets
Cash and cash equivalents	$1,002.9	$706.3
Accounts receivable (net of allowance for uncollectibles of $43.0 and $43.1, respectively)	2,078.5	1,979.3
Mark-to-market energy assets	765.8	567.3
Risk management assets	745.1	471.5
Fuel stocks	234.0	298.3
Materials and supplies	202.7	203.8
Assets held for sale-discontinued operations	217.5	—
Other	288.8	262.9
Total current assets	5,535.3	4,489.4
Investments And Other Assets
Nuclear decommissioning trust funds	1,061.1	1,033.7
Investments in qualifying facilities and power projects	317.1	318.4
Mark-to-market energy assets	547.6	359.8
Risk management assets	511.7	306.2
Regulatory assets (net)	167.3	195.4
Goodwill	146.2	144.8
Other	463.9	412.8
Total investments and other assets	3,214.9	2,771.1
Property, Plant And Equipment
Nonregulated property, plant and equipment	8,446.9	8,638.4
Regulated property, plant and equipment	5,398.0	5,412.7
Nuclear fuel (net of amortization)	263.4	264.3
Accumulated depreciation	(4,220.5)	(4,228.8)
Net property, plant and equipment	9,887.8	10,086.6
Total Assets	$18,638.0	$17,347.1

LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$3.0	$—
Current portion of long-term debt	462.4	480.4
Accounts payable and accrued liabilities	1,447.1	1,424.9
Customer deposits and collateral	319.9	223.8
Mark-to-market energy liabilities	756.1	559.7
Risk management liabilities	278.1	304.3
Deferred income taxes	207.7	95.0
Accrued expenses and other	477.1	574.3
Total current liabilities	3,951.4	3,662.4
Deferred Credits And Other Liabilities
Deferred income taxes	1,329.8	1,303.3
Asset retirement obligations	840.1	825.0
Mark-to-market energy liabilities	482.4	315.0
Risk management liabilities	1,064.0	472.2
Postretirement and postemployment benefits	376.7	375.3
Net pension liability	234.1	269.7
Deferred investment tax credits	69.4	71.2
Other	175.5	232.0
Total deferred credits and other liabilities	4,572.0	3,863.7
Long-Term Debt
Long-term debt of nonregulated businesses	3,792.4	3,800.5
Long-term debt of BGE	1,225.9	1,245.9
6.20% deferrable interest subordinated debentures due October 15, 2043 to BGE wholly owned BGE Capital Trust II relating to trust preferred securities	257.7	257.7
Unamortized discount and premium	(9.7)	(10.5)
Current portion of long-term debt	(462.4)	(480.4)
Total long-term debt	4,803.9	4,813.2
Minority Interests	92.5	90.9
BGE Preference Stock Not Subject To Mandatory Redemption	190.0	190.0
Common Shareholders’ Equity
Common stock	2,550.5	2,502.6
Retained earnings	2,487.6	2,425.8
Accumulated other comprehensive loss	(9.9)	(201.5)
Total common shareholders’ equity	5,028.2	4,726.9
Total Liabilities And Equity	$18,638.0	$17,347.1

Certain prior-period amounts have been reclassified to conform with the current period’s presentation.

Constellation Energy Group and Subsidiaries

Merchant Energy Operating Statistics (Unaudited)

	Three Months Ended March 31,
				Hydro &
	Nuclear	Coal	Oil	Gas	Other	Total
Generation by Fuel Type (%)
2005	52.5	33.1	0.6	11.9	1.9	100.0
2004	49.6	36.9	2.1	9.6	1.8	100.0

Utility Operating Statistics (Unaudited)

		Three Months Ended
		March 31,
		2005	2004
ELECTRIC
Revenues (In Millions)
Residential	—with househeating	$122.8	$127.9
	—other	140.1	134.3
	—total	262.9	262.2
Commercial	—excluding delivery service	176.1	153.7
	—delivery service	23.2	16.6
Industrial	—excluding delivery service	12.6	37.1
	—delivery service	5.9	3.7
System Sales		480.7	473.3
Other		10.8	11.1
Total		$491.5	$484.4
Sales (In Thousands) – MWH
Residential	—with househeating	1,833	1,941
	—other	1,893	1,847
	—total	3,726	3,788
Commercial	—excluding delivery service	2,142	2,434
	—delivery service	1,646	1,129
Industrial	—excluding delivery service	157	679
	—delivery service	736	358
Total System Sales		8,407	8,388
GAS
Revenues (In Millions)
Residential	—excluding delivery service	$214.3	$212.7
	—delivery service	9.5	8.1
	—total	223.8	220.8
Commercial	—excluding delivery service	66.9	61.4
	—delivery service	11.6	11.1
Industrial	—excluding delivery service	4.0	4.1
	—delivery service	2.8	2.3
System Sales		309.1	299.7
Off-System Sales		54.4	17.5
Other		2.3	2.3
Total		$365.8	$319.5
Sales (In Thousands) – DTH
Residential	—excluding delivery service	19,130	20,174
	—delivery service	2,749	3,310
	—total	21,879	23,484
Commercial	—excluding delivery service	6,762	6,520
	—delivery service	11,290	11,458
Industrial	—excluding delivery service	420	413
	—delivery service	4,270	4,404
System Sales		44,621	46,279
Off-System Sales		7,357	2,436
Total		51,978	48,715

Utility operating statistics do not reflect the elimination of intercompany transactions.

Heating Degree Days (Calendar-Month Basis)

Heating Degree Days	— Actual	2,532	2,604
	— Normal	2,442	2,462

Constellation Energy Group and Subsidiaries

Supplemental Financial Statistics (Unaudited)

	Three Months Ended
	March 31,
	2005	2004
Ratio of Earnings to Fixed Charges	2.70	2.66

Effective Tax Rate	24.1%	26.6%

Equity Investment In Nonregulated Businesses — End of Period	$3,419.0	$2,789.0

Equity Investment In Regulated Business — End of Period	$1,609.2	$1,488.7

Common Stock Data

	Three Months Ended
	March 31,
	2005	2004
Common Stock Dividends - Per Share
—Declared	$0.335	$0.285
—Paid	$0.285	$0.260

Market Value Per Share
—High	$53.55	$41.47
—Low	$43.01	$38.52
—Close	$51.70	$39.95

Shares Outstanding—End of Period (In Millions)	177.4	168.3

Book Value per Share—End of Period	$28.34	$25.42